                                                                   EXHIBIT 10.26

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT is made this 27th day of July, 2000, between GLOBE CENTER REALTY FIVE, L.L.C., a Delaware limited liability company ("Landlord"), and the Tenant named below.

Tenant:                                    PHARMANETICS, INC., a North Carolina corporation

Tenant's representative:                   DICK TIMMONS

Tenant's address and phone no.:            5301 DEPARTURE DRIVE, RALEIGH, NC  27616; Phone (919) 874-6141.

Premises:                                  That portion of the Building, containing approximately 59,420 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Project:                                   Globe Center (Approximately 598,504 square feet)

Building:                                  Globe Center Five, 9401 Globe Center Drive, Raleigh, North Carolina (approximately
                                           111,128 square feet)

Tenant's Proportionate Share of  Project:  9.9%

Tenant's Proportionate Share of Building:  53.5%

Lease Term:                                Beginning on the Commencement Date and ending on the last day of the one hundred twentieth (120th) full calendar month thereafter.

Commencement Date:                         The later to occur of (i) Substantial Completion of Tenant Improvements, estimated to be
                                           October 15, 2000, or (ii) January 1, 2001.

Initial Monthly Base Rent:                                                                             $25,005.92

Initial Estimated Monthly                  1.  Utilities:                    Tenant's Responsibility
                                                                             -----------------------
Operating Expense Payments:
(estimates only and subject to             2.  Common Area Charges:                $2,228.25
adjustment for actual costs and
expenses according to the                  3.  Taxes:                              $2,228.25
provisions of this Lease)
                                           4.  Insurance:                          $  148.55

                                           5.  Others:                             $    0.00
                                                                                   ---------

Initial Estimated Monthly
Operating Expense Payments:                                                                            $ 4,605.05
                                                                                                       ----------

Initial Monthly Base Rent and
Estimated Operating Expense
Payments:                                                                                              $29,610.97
                                                                                                       ==========

Security Deposit:                          $29,610.97, See Paragraph 5, Page 2 of this Lease.

Broker:                                    Dillon Commercial (Commission to be paid by Landlord per Paragraph 36)

Addenda:                                   Addenda One through Three

  1. Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

  2. Acceptance of Premises. Subject to Landlord's completion of the initial Tenant Improvements per Addendum One, Section II, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Addendum One, Section II and/or Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Addendum One, Section II and/or Paragraph 10 and any punch list items agreed to in writing by Landlord and Tenant.

  3. Use. The Premises shall be used only for the purpose of office space, light manufacturing of hospital and health care products, operating a medical laboratory and for receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant, and for such other lawful purposes as may be incidental thereto. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of inoperable trucks and other vehicles not used in Tenant's daily business operations, is prohibited without Landlord's prior written consent. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.
Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

  4. Base Rent. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off (except as may be otherwise expressly provided herein), monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

  5. Security Deposit. Tenant shall not be required to deposit the Security Deposit until the date which is six (6) months prior to the scheduled date of expiration of the Lease Term. The Security Deposit shall thereafter be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit (if then deposited) to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5.

  6. Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses reasonably incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting Taxes; insurance; utilities; maintenance and repair of all portions of the Project to the extent such repair is not necessitated because of the negligence of another tenant in the Project, including without limitation (exclusive of latent defects, if any), paving and parking areas, and mowing, landscaping, utility lines, lighting, electrical systems and other mechanical and building systems; reasonable amounts paid to nonaffiliated contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten (10) years.
Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

      Notwithstanding anything contained herein to the contrary, for purposes of computing Tenant's Proportionate Share of Operating Expenses hereunder, in no event shall "Controllable Operating Expenses" for any calendar year during the Lease Term, commencing with calendar year 2002, exceed the "Cap". As used herein, (i) "Controllable Operating Expenses" shall mean all routine Operating Expenses other than the costs of utilities, insurance, Taxes and snow and ice removal; and (ii) the "Cap" shall mean (A) relative to calendar year 2002, the amount obtained by multiplying Controllable Operating Expenses (as computed hereunder) for calendar year 2001 by 1.06; and (B) relative to each calendar year subsequent to 2002, the amount obtained by multiplying the Cap for the previous calendar year by 1.06 (i.e., from and after calendar year 2003, the Cap computation will not be affected by the actual level of Operating Expenses or Controllable Operating Expenses for any given year).

  If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use.

  7. Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use.

  8. Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

  9. Insurance. Landlord shall maintain all-risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

  Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days' prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

  The all-risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all-risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. As to personalty only, Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.

  10. Landlord's Repairs. Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

      Notwithstanding any contrary term or provision in this Lease, if Landlord fails to complete any repair required of Landlord hereunder within the Landlord Cure Period (as hereinafter defined) and such failure results in a significant adverse impact on Tenant's business operations in the Premises (or a portion thereof), then the following terms and provisions shall be applicable:

           (a) Without waiving or releasing Landlord from any obligation hereunder, Tenant may (but is under no obligation to) take action to perform the relevant repair. Provided, however, Tenant must undertake any such curative action in good faith.

           (b) If Tenant incurs expenses in performing a repair to completion pursuant to this Paragraph 10, Landlord shall reimburse Tenant for the reasonable costs so incurred within thirty (30) days after Landlord's receipt from Tenant of a statement itemizing such costs.

      The "Landlord Cure Period" shall be defined as thirty (30) days after Landlord receives written notice from Tenant of the need for such repair, or such longer period as Landlord may reasonably require given the nature of the required repair, provided that Landlord commences such repair within such thirty
(30) day period and diligently prosecutes such repair to completion.

  11. Tenant's Repairs. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings and roof membrane, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. In this regard, Landlord agrees to assign to Tenant or otherwise make available to Tenant all construction guaranties and warranties issued in favor of Landlord relative to any Building components or systems which are maintained by Tenant under the terms hereof. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within ten (10) days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises. Landlord shall bear the full cost of repair or replacement to any part of the Building that results from damage caused by Landlord, its agents, contractors or invitees due to negligence of Landlord.

  12. Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In this regard, Landlord acknowledges that, from time to time, Tenant shall likely be requesting Landlord's consent to various alterations required in order to ensure compliance with federal Food and Drug Administration ("FDA") requirements. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable costs in reviewing plans and specifications. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

  Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, laboratory and manufacturing equipment, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Upon the expiration or earlier termination of the Lease Term, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

  13. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. In this regard, Landlord acknowledges that Tenant shall be permitted to place its identification signage panel on the monument sign for the Building and, subject to Landlord's approval of such signage (not to be unreasonably withheld or delayed) and compliance of such signage with all applicable governmental requirements, shall be permitted to place certain signage on the exterior of the Building. Upon surrender or vacation of the

Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

  14. Parking. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. In the event Tenant notifies Landlord during the Lease Term that Tenant has a need for additional parking, Landlord will negotiate with Tenant regarding the construction, in return for Tenant's agreement to a Base Rent increase or other economic consideration satisfactory to Landlord, of additional parking areas for Tenant's use in the area identified as "Proposed Future Parking" on Exhibit E attached hereto and incorporated herein by reference.

  15. Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty
(60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed six (6) months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty
(30) days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take six (6) months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense, except if same is necessitated by Landlord's acts or omissions, shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises the pro-rata amount of the commercially reasonable deductible under Landlord's insurance policy (currently $10,000) within ten (10) days after presentment of Landlord's invoice. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

  16. Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking, in Tenant's reasonable judgment, would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord or Tenant (as the case may be) this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

  17. Assignment and Subletting. Without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless Tenant's ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, without the prior written consent of Landlord, (i) to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), or (ii) provided that the relevant assignee or subtenant has a net worth on the effective date of such assignment or sublease which is equal to or greater than the net worth of Tenant on the date immediately preceding the effective date of the proposed assignment or sublease, in connection with a merger or consolidation involving Tenant or in connection with a sale of all or substantially all of Tenant's assets. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease.

  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty percent (50%) of all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant.

  If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

  18. Indemnification. Subject to the provisions of Paragraph 9 hereof, and except for the negligence or willful misconduct of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents.

      Subject to the provisions of Paragraph 9 hereof, Landlord covenants and agrees to indemnify and save Tenant, its employees and agents harmless of and from any and all claims, costs, expenses and liabilities, including, without limitation, attorneys' fees, arising on account of or by reason of claims by third parties for injuries or death to persons or damages to property resulting from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, to the extent not attributable to any negligence of Tenant, any assignee or subtenant of Tenant, or their respective employees, agents, or contractors.

      The furnishing of insurance required hereunder shall not be deemed to limit either party's obligations under of this Paragraph 18, except as expressly provided in Paragraph 9 hereof.

      If a claim under either of the foregoing indemnities is made against an indemnitee which the indemnitee believes to be covered by an indemnitor's indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee).
If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee's prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence. This indemnity does not cover claims arising from the presence or release of Hazardous Materials, which are separately addressed in Paragraph 30 hereof.

  19. Inspection and Access. Subject to any reasonable limitations on such access rights as may be imposed under FDA regulations from time to time (which limitations shall be described to Landlord in a written notice from Tenant), Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Building or Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

  20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

  21. Surrender. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

  22. Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to double the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over (provided, however, relative to the initial thirty (30) days of the holdover period, Base Rent shall be only 150% of the monthly Base Rent in effect on the termination date). All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

  23. Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

       (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) business days from the date such payment was due (provided, however, relative only to the first two (2) such payment delinquencies in any twelve (12) month period, an Event of Default shall not have occurred unless Tenant fails to pay the delinquent amount within five (5) business days of receipt of notice of such delinquency from Landlord).

       (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

       (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease, and such default shall continue for a period of five (5) business days after Landlord shall have given Tenant written notice of such default.

       (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein for a period of fifteen (15) consecutive business days, whether or not Tenant is in monetary or other default under this Lease.

       (v) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

       (vi) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default, or such longer period as may be reasonably required to cure such default, provided that Tenant commences to cure such default within such thirty (30) day period and diligently prosecutes such cure to completion.

  24. Landlord's Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

  If Landlord terminates this Lease, Landlord may recover from Tenant the sum of all Base Rent and all other amounts accrued hereunder to the date of such termination; the reasonable cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

  If Landlord terminates Tenant's right of possession (but not this Lease), Landlord shall use commercially reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant; provided, however, Tenant acknowledges that Landlord shall not be obligated to attempt to relet the Premises unless and until all other then-vacant space in the Building has been leased. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the reasonable expense of such reletting (including without limitation brokerage fees and leasing commissions) and the reasonable cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

  Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter, " "entry" or "re-entry,' as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the

Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

  25. Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary); provided, however, Landlord shall use commercially reasonable efforts to perform any of its obligations hereunder as quickly as practicable if Landlord's failure to perform such obligations would result in an emergency situation which could lead to significant bodily injury or destruction of property within the Premises or which would cause Tenant to be unable to operate critical manufacturing operations. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. If Landlord defaults in the performance of its repair obligations pursuant to Paragraph 10 of the Lease and does not cure such default within thirty (30) days after written notice from Tenant specifying the default (or does not within said period commence and diligently proceed and continue to cure such default within a reasonable period of time), Tenant, without waiver of or prejudice to any other right or remedy it may have, shall have the right, at any time thereafter, to cure such default for Landlord's account, and Landlord shall reimburse Tenant within thirty (30) days of receipt of invoice for any reasonable amount paid to effect such cure and any expense or contractual liability so incurred, with interest from the date of disbursement at the Default Rate. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project (including the rents and profits therefrom), and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

  26.  [INTENTIONALLY DELETED]

  27. Subordination. Subject to the terms and conditions of this Paragraph 27, this Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Landlord shall use commercially reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment ("SNDA") agreement from Landlord's current mortgagee (if any) in form and content reasonably satisfactory to such mortgagee (if any), and Tenant agrees upon demand to execute, acknowledge and deliver such agreement. With regard to any future mortgagee acquiring a security interest in the Project or the Premises, Tenant's interest and rights under this Lease shall not be subordinated to such mortgagee's interest unless Landlord obtains an SNDA reasonably satisfactory to Tenant from such mortgagee. In this regard, Tenant hereby acknowledges and agrees that, for purposes of this Paragraph 27, any SNDA executed by Tenant and Landlord's current mortgagee shall be deemed satisfactory to Tenant in all respects relative to and for purposes of any SNDA requested by any such future mortgagee. Tenant hereby irrevocably appoints Landlord attorney-in-fact for Tenant (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such SNDA requested by any such future mortgagee for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder of a mortgage may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

  28. Mechanic's Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing of recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period.

  29. Estoppel Certificates. Within ten (10) days after receipt of a written request therefore by Landlord, Tenant, or any mortgagee of Landlord's interest in the Premises, or in the event that upon any sale, assignment or hypothecation of the Premises, or any part thereof or interest therein by Landlord, if an estoppel certificate shall be required from Landlord or Tenant, Landlord or Tenant (as the case may be) agrees to deliver, in recordable form, a certificate to any mortgagee or proposed mortgagee or purchaser, or to Landlord or Tenant (as the case may be), certifying to any matter requested which is true with respect to the Lease, or the Premises, including that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently paying the Base Rent reserved herein; that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); that there are no defaults by Landlord or Tenant (as the case may be) therein, and no defenses or offsets thereto, or stating those claimed by such party. Such certificate shall also state the date to which the Base Rent and other charges hereunder have been paid by Tenant. Failure of Landlord or Tenant to respond within said ten (10) day period in addition to constituting a default hereunder, shall constitute an acknowledgment that the matters set forth in such request and the proposed certificate, if any, so submitted are true and accurate. Tenant shall also cause each Guarantor of Tenant's obligations under this Lease, if any, to join in such estoppel certificate.

  The estoppel certificate to be obtained from Tenant shall specifically include, to the extent true, the following:

           "Tenant has not assigned its interest in the Lease or sublet any portion of the Premises except as follows:

       __________________________________________________________; Tenant has
       received no notice of any prior sale, assignment or pledge of the Lease or the rents thereunder; Tenant has no right or option to purchase the Building or the Project including the right of first refusal; there are no other agreements, written or oral, between Tenant and Landlord with respect to the Lease; Tenant has no right or option to cancel the Lease prior to its stated expiration date other than perhaps upon certain defaults by Landlord under the Lease or in certain circumstances arising from a casualty or condemnation; Tenant has no expansion rights with respect to additional space in the Building except as may be specified in the Lease and this estoppel; upon receipt of written notice from the holder of a mortgage on the Property that Landlord is in default under its loan, Tenant will pay all rent directly to the mortgagee; and any such certificate may be relied upon by Landlord or any prospective purchaser or present or prospective mortgagee of all or any portion of the Property."

  30. Environmental Requirements. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes and except for those materials set out on Exhibit F attached hereto and incorporated herein by reference, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate, to the extent required and in compliance with all Environmental Requirements, any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease. Landlord represents and warrants that as of the date hereof, to the best of Landlord's knowledge, no violation of Environmental Requirements has occurred in or about the Premises.

  Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations.
Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

  31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

  32. Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

  33. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

  34. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

  35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

  36. Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease (which broker's commission shall be payable by Landlord), and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

  37.  Miscellaneous.

       (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

       (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

       (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 3605 Glenwood Avenue, Suite 435, Raleigh, North Carolina 27612. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

       (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

       (e) At Landlord's request from time to time (provided, however, Landlord shall not be entitled to make such request more than one (1) time during any twelve (12) month period during the Lease Term), Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

       (f) The Lease shall not be filed by or on behalf of Tenant in any public record. Either Landlord or Tenant shall be entitled to prepare and file (at its own cost and expense) a memorandum of this lease in form and content reasonably satisfactory to both parties.

       (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

       (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

       (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

       (j) Any amount not paid by Tenant within 10 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or twelve (12) percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

       (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

       (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.

       (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

       (n) Landlord hereby confirms that Landlord's insurance policy premium shall not increase because of the use of the Premises for the storage of rugs and carpets. Tenant's vacation or abandonment of the Premises shall not be a breach or default by Tenant hereunder, as long as Tenant agrees to pay increases in Landlord's insurance occasioned thereby, continues to service all of the systems servicing the Premises and continues to comply with all other terms of the Lease.

       (o) Landlord warrants and represents that as of the commencement date, the fire protection/sprinkler system serving the Premises shall be in good condition and repair and in compliance with all applicable codes, laws and other governmental requirements.

  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                             LANDLORD:

PHARMANETICS, INC.,                 GLOBE CENTER REALTY FIVE, LLC, a
a North Carolina corporation        Delaware limited liability company


By: /s/ James A. McGowan            By:  /s/ Robert Giglioti
    --------------------------------------------------------
Name:   James A. McGowan            Name:    Robert Giglioti
Title:  Chief Financial Officer          ---------------------------------------
                                    Title:   President
                                          --------------------------------------

                                 ADDENDUM ONE


                ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED JULY 27, 2000 BETWEEN
                       GLOBE CENTER REALTY FIVE, L.L.C.
                                      and
                              PHARMANETICS, INC.


SECTION I - BASE MONTHLY RENTAL SCHEDULE
            ----------------------------

                 Months 1 through 12            $25,005.92 per month
                 Months 13 through 24           $25,756.09 per month
                 Months 25 through 36           $26,528.78 per month
                 Months 37 through 48           $27,324.64 per month
                 Months 49 through 60           $28,144.38 per month
                 Months 61 through 72           $28,988.71 per month
                 Months 73 through 84           $29,858.37 per month
                 Months 85 through 96           $30,754.12 per month
                 Months 97 through 108          $31,676.75 per month
                 Months 109 through 120         $32,627.05 per month



SECTION II - CONSTRUCTION
             ------------

  (a) Landlord agrees to furnish or perform prior to the Commencement Date those items of construction and those improvements, including, but not limited to, all associated architectural, engineering, permitting and construction management (the "Tenant Improvements"), which are shown as being Landlord's responsibility on the final construction drawings and specifications for the Premises (collectively, the "Final Tenant Plans"). The Final Tenant Plans shall be prepared by Landlord based on Tenant's initial layout plans for the Premises which are attached hereto as Exhibit B and incorporated herein by reference and shall be delivered to Tenant for its review and approval (which approval shall not be unreasonably withheld). Tenant, acting reasonably and in good faith, shall have ten (10) days from Landlord's delivery of the Final Tenant Plans to advise Landlord, in writing, as to whether or not Tenant desires any changes to the Final Tenant Plans. If Tenant fails to respond during such ten (10) day period, Tenant shall automatically be deemed to have approved the Final Tenant Plans. If Landlord and Tenant cannot mutually agree, in good faith, upon the Final Tenant Plans on or before the date which is twenty (20) days after the date that Landlord initially delivers the Final Tenant Plans to Tenant, Landlord shall have the option, exercisable in its sole discretion, to terminate the Lease.

  Landlord shall pay for the aggregate costs of or related to the Tenant Improvements up to a maximum amount of $297,100 ("Tenant Improvement Allowance"), and Tenant shall pay for such aggregate costs of the Tenant Improvements in excess of such amount (the "Excess Costs"). Prior to the commencement of construction of the Tenant Improvements, Landlord shall submit to Tenant a written estimate of the cost to complete the Tenant Improvements, which written estimate will be based upon the Final Tenant Plans, taking into account any modifications which may be required to the Final Tenant Plans by the appropriate governmental authorities in connection with the issuance of a building permit (the "Work Cost Estimate"). Tenant will not have an approval right relative to the Work Cost Estimate, but shall have the right, during the seven (7) day period immediately following Tenant's receipt of the Work Cost Estimate, to comment on the Work Cost Estimate or any components thereof. After the passage of such seven (7) day period, Landlord will have the right to commence construction of the Tenant Improvements. If the cost of the Tenant Improvements is estimated to exceed the Tenant Improvement Allowance, such estimated Excess Costs overage shall be paid by Tenant before Landlord begins construction and a final adjusting payment based upon the actual costs of the Tenant Improvements shall be made when the Tenant Improvements are complete. If the cost of such Tenant Improvements is less than the Tenant Improvement Allowance, Landlord shall make such remaining amounts available to Tenant for additional improvements Tenant may require for the operation and set up of its warehousing operation.

  Notwithstanding the foregoing provisions of this paragraph (a) to the contrary, in the event there are any Excess Costs, Tenant shall be entitled to amortize such Excess Costs, up to a maximum amount of $2,000,000, into the Base Rent due hereunder, in which case the Base Rent payable by Tenant hereunder shall be increased to include an amortization of such Excess Costs over the initial Lease Term. The monthly amounts payable pursuant to such amortization, and the then-current effective interest rate for such amortization, shall be as set forth in notices provided to Tenant by Landlord from time to time.

The parties agree that the effective interest rate for such amortization shall be adjusted from time to time throughout the initial Lease Term to reflect a per annum interest rate equal to Landlord's average cost of funds during such initial Lease Term.

  (b) Landlord shall commence and proceed diligently with and complete the construction of the Tenant Improvements in a good and workmanlike manner in conformance with the Final Tenant Plans. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Tenant Improvements were Substantially Completed. In addition, Landlord shall use good faith, diligent efforts to notify Tenant, in writing, at least 10 days prior to the date Landlord anticipates that the Premises shall be Substantially Completed. The Tenant Improvements shall be deemed substantially completed ("Substantially Completed") when, (i) in the reasonable opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager), the Premises have been substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the Tenant's contemplated use thereof, (ii) a certificate of occupancy (or a temporary certificate of occupancy) is issued for the Premises allowing for the legal occupancy of the Premises by Tenant (provided, however, such certificate of occupancy shall not be required as a condition to Substantial Completion in circumstances where certain improvements or personalty to be installed by Tenant must be installed for the applicable governmental authorities to issue a certificate of occupancy), and (iii) the Landlord has delivered possession or has attempted to deliver possession of the Premises to Tenant. Landlord agrees to assign to Tenant or otherwise make available to Tenant all construction guaranties and warranties issued in favor of Landlord relative to any and all components of the Tenant Improvements. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

  (c) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, and subject to the provisions of Paragraph 12 of the Lease, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property in the Premises during the final stages of completion of construction (but in any event no later than 10 days prior to the estimated date of Substantial Completion) provided that Tenant does not thereby unreasonably interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that, subject to Paragraph 9 of the Lease, Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, except to the extent any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

  (d) Except for incomplete punch list items, and except as otherwise provided in this Paragraph (d), Tenant, upon the Commencement Date, shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises. Upon Substantial Completion of the Tenant Improvements, Tenant and Landlord shall jointly conduct a walk-through ("Joint Walk Through") of the Tenant Improvements and shall jointly prepare a punch list ("Punch List") of items needing additional work ("Punch List Items"); provided, however, the Punch List shall be limited to items which are required by the Final Tenant Plans, as amended by any approved change orders or other agreed upon changes. Landlord shall thereafter diligently complete all Punch List Items and in any event no later than 30 days after the date of Substantial Completion. Landlord shall be responsible for repairing any latent defect in the construction of the Tenant Improvements, provided (i) Tenant notifies Landlord within thirty (30) days after Tenant first learns of the relevant defect and
(ii) Landlord receives such notice within one (1) year after the date that the Tenant Improvements are Substantially Completed.


SECTION III - TWO RENEWAL OPTIONS
              -------------------

  (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no Event of Default then exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the one time right to extend the initial Lease Term for two additional terms of five (5) years (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the initial Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant shall give Landlord written notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease Term at least six (6) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Lease Term.

  (b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of (i) the Base Rent in effect during the last year of the Lease Term, escalated by three percent (3%), with such Base Rent subject to further annual escalation for each year after the initial year of the Extension Term to the amount obtained by multiplying 1.03 by the Base Rent payable for the prior year or (ii) the "Fair Market Base Rent" for the Extension Term. As used herein, "Fair Market Base Rent" shall mean the monthly base rental amount per rentable square foot of the Premises that a willing tenant would pay and a willing landlord of comparable property in the relevant market area would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements and in a comparable location and for a comparable term, and giving appropriate consideration to all other applicable market conditions and factors. Such Fair Market Base Rent shall be determined as described below in Paragraph (i) hereof.

  (c) The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for Operating Expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the Extension Term without regard to any cap (if any) on such expenses set forth in the Lease.

  (d) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to terminate, contract, renew or extend the Lease.

  (e) If Tenant does not give the Extension Notice within the period set forth in Paragraph (a) above, Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

  (f) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

  (g) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term, except as provided in (d) above.

  (h) Landlord and Tenant shall have fifteen (15) days after Landlord receives the Extension Notice from Tenant during which to agree on the Fair Market Base Rent for the Extension Term. If Landlord and Tenant are unable to agree upon the Fair Market Base Rent for the Extension Term within such fifteen (15) day period, then within ten (10) days after the expiration of such fifteen (15) day period, each party, by giving notice to the other party, shall appoint a licensed commercial real estate broker with at least five (5) years of experience dealing with premises comparable to the Premises in the city and county where the Premises is located to determine the Fair Market Base Rent. If the two (2) brokers so selected are unable to agree on the Fair Market Base Rent for the Extension Term within fifteen (15) days of the expiration of the foregoing ten (10) day period, such brokers shall select a third broker meeting the qualifications stated above in this Paragraph (i) within five (5) days after the expiration of the aforementioned fifteen (15) day period provided for the two brokers to set the Fair Market Base Rent. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party. Within ten (10) days after the selection of the third broker, a majority of the brokers shall set the Fair Market Base Rent for the Extension Term. If a majority of the brokers is unable to set the Fair Market Base Rent within said ten (10) day period, the two (2) closest determinations of the brokers shall be added together and divided by two (2). The resulting quotient shall be the Fair Market Base Rent for the Extension Term. Each party shall be responsible for the costs, charges and fees of the broker appointed by that party plus one-half of the cost of the third broker.


SECTION IV - RIGHT OF FIRST REFUSAL
             ----------------------

  (a) "Offered Space" shall mean that certain 51,128 square foot section of
       -------------
space, or any portion thereof, within the Building immediately adjacent to the Premises, and shown on Exhibit C attached hereto and incorporated herein by reference.

  (b) Provided that as of the date of the giving of Landlord's Notice, (x) Tenant is the Tenant originally named herein or an affiliate or subsidiary thereof, (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no Event of Default or event which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, if at any time during the Lease Term any lease for any portion of the Offered Space shall expire (i.e., Tenant's rights under this Section IV shall not apply to "first generation" leasing of any Offered Space) and if Landlord intends to enter into a lease (the "Proposed Lease") for such Offered Space with anyone (a "Proposed Tenant") other than the tenant then occupying such space (or its affiliates), Tenant shall be entitled to lease the Offered Space upon all the terms and conditions of the Proposed Lease (which terms and conditions may be contained in a document other than a complete lease, as provided below).

  (c) Landlord shall provide Tenant with a written notice (hereinafter called the "Offer Notice") designating the space being offered and shall specify the terms for such Offered Space which shall be the same as those set forth in the Proposed Lease. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's Notice") of such offer within 7 business days after delivery by Landlord of the Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum with respect to the Offered Space designated in the Offer Notice, Landlord shall be under no further obligation with respect to such space by reason of this Addendum. In order to send the Offer Notice, Landlord does not need to have negotiated a complete lease with the Proposed Tenant but may merely have agreed upon the material economic terms for the Proposed Lease, and Tenant must make its decision with respect to the Offered Space as long as it has received a description of such material economic terms.

  (d) Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space offered under an Offer Notice. In addition, if Landlord desires to lease more than just the Offered Space to any tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

  (e) If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum, and Landlord shall be free to lease the Offered Space to the Proposed Tenant or any other party whatsoever.

                                 ADDENDUM TWO


                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                       DATED JULY 27,  2000,     BETWEEN
                       GLOBE CENTER REALTY FIVE, L.L.C.
                                      and
                              PHARMANETICS, INC.


Move-Out Conditions.
--------------------

Per Paragraph 21, Tenant is obligated to check and address prior to move-out of the facility the following items. Landlord expects to receive the space in a well maintained condition, with normal wear and tear of certain areas acceptable. The following list is designed to assist you in the move-out procedures but is not intended to be all inclusive.

1. All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2. All truck doors and dock levelers should be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced need to be painted to match the building standard.

3. All structural steel columns in the warehouse and office should be inspected for damage. Repairs of this nature should be pre-approved by the Landlord prior to implementation.

4. Heating/air conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This includes warehouse heaters and exhaust fans (if any). Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

5.   All holes in the sheet rock walls should be repaired prior to move-out.

6. The carpets and vinyl tiles should be in a clean, stain free, condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

7. Facilities should be returned in a clean condition which would include cleaning of the coffee bar, restroom areas, windows, and other portions of the space.

8. The warehouse should be in clean condition with all inventory and racking removed. There should be no protrusions of anchors from the warehouse floor and all holes should be appropriately patched and forklift marks, oil and other stains removed and the warehouse floor otherwise cleaned. If machinery/equipment is removed, the electrical lines should be properly terminated at the nearest junction box.

9.   All exterior windows with cracks or breakage should be replaced.

10. The Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

11. Items that have been added by the Tenant and affixed to the Building will remain the property of Landlord, unless agreed otherwise. This would include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc. Please note that if modifications have been made to the space, such as the addition of office area, Landlord retains the right to have the Tenant remove these at Tenant's expense.

12. All electrical systems should be left in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out.

13. All plumbing fixtures should be in good condition and working order, including the water heater. Faucets and toilets should not leak.

14.  All dock bumpers must be left in place and well secured.

15. Tenant shall not be required under any provision of this Lease to place any portion of the Premises in better condition in which same was delivered to Tenant.

                                ADDENDUM THREE

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                       DATED JULY 27,  2000,     BETWEEN
                       GLOBE CENTER REALTY FIVE, L.L.C.
                                      and
                              PHARMANETICS, INC.

                               LETTER OF CREDIT
                               ----------------

     (a) As security for the performance of its obligations under the Lease, Tenant, within fifteen (15) business days after each party executes and delivers this Lease (the "Lease Date"), shall deliver to Landlord an irrevocable, unconditional, transferable, stand-by letter of credit issued in favor of Landlord, as beneficiary, and issued for Tenant, as account party, to be renewed annually during the term of the Lease (the "Letter of Credit"), in the amount of $2,000,000 (the "Letter of Credit Amount"). Provided, however, (i) in the event that (A) no monetary Event of Default by Tenant has occurred during the Lease Term and (B) no non-monetary Event of Default has occurred and remains uncured, the required Letter of Credit Amount may be reduced by an amount equal to the reduction in principal which has occurred pursuant to the amortization of the Excess Costs during the previous twelve month period, such reduction to be effective as of each successive twelve (12) month anniversary of the Commencement Date. In the event Tenant fails to deliver to Landlord, by the end of the tenth (10th) business day after the Lease Date, the Letter of Credit (which Letter of Credit shall comply fully with all terms and provisions of this Addendum Three) in the Letter of Credit Amount, Landlord may, until such time as such Letter of Credit is delivered to Landlord by Tenant, terminate the Lease by giving written notice of such termination to Tenant. All costs and fees incurred in connection with the issuance of the Letter of Credit shall be borne entirely by Tenant. The Letter of Credit shall be issued by a federally-chartered bank which is approved by Landlord (which approval shall not be unreasonably withheld). Additionally, the Letter of Credit shall be in form and content reasonably satisfactory to Landlord, shall (to the extent not inconsistent with the requirements of this Addendum Three) be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, shall permit partial draws and shall have an expiration date (the "Letter of Credit Expiration Date") that is the last day of the twelfth month after the Commencement Date. Thereafter, Tenant shall ensure that a substitute Letter of Credit in the then-applicable Letter of Credit Amount and otherwise reasonably satisfactory to Landlord is issued to Landlord, with the original of such substitute Letter of Credit delivered to Landlord, not less than thirty (30) days prior to the expiration date of the existing Letter of Credit. If Tenant is obligated to deliver a substitute Letter of Credit to Landlord pursuant to the immediately preceding sentence and Tenant fails to do so at least thirty (30) days prior to the expiration date of the existing Letter of Credit, the notice and cure periods afforded to Tenant pursuant to Paragraph 23 in the Lease or elsewhere in the Lease shall not be applicable and such failure by Tenant shall entitle Landlord to immediately draw upon the full outstanding amount of the Letter of Credit and to hold the proceeds as a security deposit, subject to the provisions of Paragraph 5, as modified by this Addendum Three. Additionally, Landlord shall be entitled to draw upon the Letter of Credit to fund the performance of any other obligation(s) of Tenant under the Lease if Tenant is in default in the performance of such obligation(s) beyond the expiration of any applicable notice and cure period pursuant to the Lease. The issuing bank shall be required (up to the then-face amount of the Letter of Credit) to disburse amounts to Landlord under the Letter of Credit based solely on the written statement of Landlord (i) certifying that Tenant is in default in the performance of its obligation(s) under the Lease beyond the expiration of any applicable notice and cure period (if any) pursuant to the Lease and (ii) certifying the amount due to Landlord as a result of such uncured default(s) (which shall be the amount payable, up to an aggregate ceiling amount equal to the then-face amount of the Letter of Credit, to Landlord under the Letter of Credit). If Landlord's interest in the Premises is sold or otherwise transferred, Landlord shall have the right to transfer the Letter of Credit to the new owner (and the Letter of Credit shall expressly permit such transfers), and, upon the assumption by Landlord's successor of Landlord's obligations under this Lease, Landlord shall thereupon be released from all liability for the safekeeping and administration of the Letter of Credit and Tenant shall thereafter look solely to such new owner for the safekeeping and administration of the Letter of Credit. The terms hereof shall apply to every transfer of the Letter of Credit.

     (b) If Tenant shall provide Landlord with then-current and audited financial statements and complete documentation of Tenant's financial condition demonstrating to Landlord's reasonable satisfaction (i) that Tenant has a net worth of at least $35,000,000 of which at least $15,000,000 is liquid (i.e., cash or cash equivalents); (ii) that Tenant has had at least $3,000,000 in total operating net income (excluding, e.g., non-recurring income such as investment income and income from asset sales) over the previous four quarters, and (iii) that Tenant is not in default under any terms of any of its lines of credit, loans, or other debt facilities or instruments, and if at such time there is no uncured Event of Default by Tenant under the Lease, Landlord shall promptly return the Letter of Credit to Tenant and Tenant shall have no further obligation to provide a Letter of Credit to Landlord, unless, at any time thereafter during the Lease term, Tenant's net worth falls below $35,000,000 or Tenant's liquid net worth (i.e., cash or cash equivalents) falls below $15,000,000. In such event, Tenant shall, within thirty (30) days of demand by Landlord, deliver to Landlord a replacement irrevocable, unconditional, transferable, stand-by letter of credit

(the "Replacement Letter of Credit") on the same terms as the Letter of Credit and in the same amount as the Letter of Credit Amount which Tenant would have been required to maintain pursuant to Paragraph (a) of this Addendum Three. Landlord shall hold any such Replacement Letter of Credit on the same terms and conditions as were applicable to the initial Letter of Credit provided by Tenant (including, without limitation, the provisions of this Paragraph (b)).

                                   EXHIBIT A


                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                       DATED JULY 27,  2000,     BETWEEN
                       GLOBE CENTER REALTY FIVE, L.L.C.
                                      and
                              PHARMANETICS, INC.


                          DESCRIPTION OF THE PREMISES
                          ---------------------------

                                   EXHIBIT C


                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                       DATED JULY 27,  2000,     BETWEEN
                       GLOBE CENTER REALTY FIVE, L.L.C.
                                      and
                              PHARMANETICS, INC.


                    RIGHT OF FIRST REFUSAL ("OFFERED SPACE")
                    ----------------------------------------

                                   EXHIBIT D


                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                       DATED JULY 27,  2000,     BETWEEN
                       GLOBE CENTER REALTY FIVE, L.L.C.
                                      and
                              PHARMANETICS, INC.


                             RULES AND REGULATIONS
                             ---------------------

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, of its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project, except that Tenant shall be permitted to install a Hiwaymax antenna in a location to be mutually agreed upon by Landlord and Tenant which is at or proximate to the Premises, and except that, subject to Landlord's approval of the location of same (not to be unreasonably withheld or delayed), Tenant may place certain outdoor furniture in certain areas outside the Premises.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project. Notwithstanding the foregoing, subject to Landlord's approval of the location of and plans related to same (not to be unreasonably withheld or delayed), Tenant may place a nitrogen tank and up to five gas generators in the area outside the Building.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale' or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises; provided, however, subject to Landlord's approval of the location of same (not to be unreasonably withheld or delayed), Tenant may place cooler trucks outside the Building which provide additional storage capacity.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15         No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking (except in connection with the operation of an employee cafeteria) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20. Tenant may bring upon the Premises and Property such hazardous substances as may be typically used for Tenant's permitted use or to fulfill Tenant's obligations under this Lease, without being in default hereunder, as long as said hazardous substances are used, stored and transported in compliance with all applicable laws, and specific written notice thereof is given to Landlord.

                                   EXHIBIT E


                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                       DATED JULY 27,  2000,     BETWEEN
                       GLOBE CENTER REALTY FIVE, L.L.C.
                                      and
                              PHARMANETICS, INC.


                         PROPOSED FUTURE PARKING AREA
                         ----------------------------

                                   EXHIBIT F


                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                       DATED JULY 27,  2000,     BETWEEN
                       GLOBE CENTER REALTY FIVE, L.L.C.
                                      and
                              PHARMANETICS, INC.


                     LIST OF PERMITTED HAZARDOUS MATERIALS
                     -------------------------------------

STATE OF NORTH CAROLINA  :
                                              FIRST LEASE AMENDMENT
COUNTY OF WAKE           :


     THIS FIRST LEASE AMENDMENT made and entered into this 25th day of September 2000 by and between GLOBE CENTER REALTY FIVE, L.L.C., a Delaware limited liability company (hereinafter "Landlord"), and PHARMANETICS, INC., a North Carolina corporation (hereinafter "Tenant").

                                 WITNESSETH:
                                 ----------

     WHEREAS, Globe Center Realty Five, L.L.C. and Tenant entered into that certain Lease Agreement dated July 27, 2000 (the "Lease") wherein Globe Center Realty Five leased to Tenant approximately 59,420 rentable square feet of space (the "Premises") within that certain building known as Globe Center Five (the "Building") at 9401 Globe Center Drive, Morrisville, North Carolina, said Premises being depicted on Exhibit A attached to said Lease, and

     WHEREAS, both parties hereto desire to amend the Lease as set forth below,

     THEREFORE, effective as of August 18, 2000, the Lease Terms are hereby amended as follows:

     1. The Building location as set forth in the Lease on Page 1, shall hereafter be "Globe Center Five, 9401 Globe Center Drive, Morrisville, North Carolina",

     2. Under Addendum One, Section II, Page 12 of the Lease, the construction provision provides for Landlord to amortize up to a maximum of $2,000,000 over the Tenant Improvement Allowance of $297,100 into the Base Rent due. This provision is hereby revised to provide that any costs for construction exceeding the Tenant Improvement Allowance of $297,100 shall be paid for by the Tenant. Landlord will submit invoice(s) to Tenant covering said costs of construction overages and Tenant shall remit payment to Landlord for such invoice(s) within ten (10) days of receipt thereof, provided however that in the event Tenant has a lender providing funds for such upfit, Landlord will cooperate and make reasonable efforts to comply with such lender's reasonable inspection and draw requirements, if any.

     3. The provisions of Addendum Three, "Letter of Credit" on Page 16 of the Lease are hereby deleted and no longer in effect.

     NOW, THEREFORE, for and in consideration of the mutual covenants of the Landlord and Tenant, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby contract and agree each with the other that, except as amended herein, all other terms, conditions and provisions of the Lease, not otherwise inconsistent herewith, shall be and remain in full force and effect. All defined terms from the Lease used herein shall have the same meanings as used in the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Lease Amendment in duplicate originals, all as of the day and year first above written.

                              LANDLORD:

                              GLOBE CENTER REALTY FIVE, L.L.C. a Delaware limited liability company


                              By:  /s/ Robert Giglioti

                              Name:  Robert Giglioti

                              Title:  President


                              TENANT:

                              PHARMANETICS, INC., a North Carolina corporation


                              By:  /s/ James A. McGowan

                              Name:  James A. McGowan

                              Title:  CFO


                                       2